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                                                                   EXHIBIT 4(f)



 THE WARRANTS AND COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS HAVE NOT BEEN
  REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), AND THE
   WARRANTS AND COMMON STOCK ISSUABLE ON EXERCISE OF WARRANTS MAY NOT BE SOLD
        UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE
          WARRANTS AND COMMON STOCK OR THERE IS AVAILABLE AN EXEMPTION
                  FROM THE REGISTRATION REQUIREMENTS OF THE ACT

Void after 5:00 P.M., New York City time, on _______, 2007

               WARRANT TO PURCHASE [_____] SHARES OF COMMON STOCK

                                     OF

                               RESPONSE USA, INC.

            This is to certify that, for value received, [_______], or assigns (the "Holder" or "Holders") is entitled to purchase, subject to the provisions of this warrant, from Response USA, Inc., a Delaware corporation (the "Company"), [_____] Thousand (______) fully paid and nonassessable shares (the "Warrant Shares" or the "Shares") of the common stock, of the Company (the "Common Stock"), at an exercise price of $2.00 per share (the "Purchase Price"). Of such [______] Thousand (_______) shares, [50%] Thousand (_______) shares may be purchased at any time during the period commencing _________, 1998 (the "Exercise Commencement Date"), and [50%] Thousand (________) shares may be purchased at any time during the period commencing _______, 1999, in each case until 5:00 P.M., New York City time, on ________, 2007 (which shall be referred to herein as the "Exercise Term"), subject to adjustment as set forth hereinafter. This warrant, and any warrant resulting from a transfer or subdivision of this warrant shall sometimes
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hereinafter be referred to as a "Warrant." The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as set forth in Section 7 below.

            1. EXERCISE OF WARRANT. This Warrant shall entitle the Holder hereof to purchase the Warrant Shares covered hereby at an exercise price of $2.00 per share of Common Stock. This Warrant may also be exercised in whole or in part at any time or from time to time during the period commencing on the Exercise Commencement Date through the last day of the Exercise Term, or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by either of the following methods: (a) the Holder may surrender this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Purchase Price for the number of shares specified in such form; or (b) the Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or its stock transfer agent, this Warrant, together with a subscription notice specifying the number of Warrant Shares to be delivered to such Holder ("Deliverable Shares") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Purchase Price for the Deliverable Shares ("Surrendered Shares");


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provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares; and provided further that the sum of the number of Deliverable Shares and the number of Surrendered Shares so specified shall not exceed the aggregate Warrant Shares represented by this Warrant. For the purposes of this provision, each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Purchase Price of the Warrant Shares. For the purposes of this Warrant, "Fair market value" shall equal the closing trading price of the Common Stock, on the principal trading exchange or market for the Common Stock (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver, at the Company's expense, a new Warrant evidencing the rights of


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the Holder thereof to purchase the balance of the shares purchasable hereunder.
Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by the appropriate payment for the Warrant Shares issuable upon such exercise, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Certificates for the Warrant Shares shall be delivered to the Holder as soon as practicable following the exercise of this warrant and in any event within three (3) trading days thereafter.

            2. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

      (a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rules and regulations, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Holder under this Warrant.

      (b) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

      (c) With a view to making available to Holder the benefits of Rule 144 promulgated under the Act any other rule or


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regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

            3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

            4. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share called for upon any exercise hereof shall be cancelled.

            5. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the


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Holder thereof to purchase in the aggregate the same number of shares of Common
Stock as are purchasable hereunder. Subject to Section 10 hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant, when executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.


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            6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise hereof. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            7. REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrant Shares issuable upon exercise of this Warrant will be registered under the Securities Act as set forth in the registration rights agreement between the Company and the Holder dated as of the date hereof and will be listed on each market or exchange on which the shares of capital stock into which this warrant is then exercisable are then traded.

            7. (A) SUBDIVISION AND COMBINATION. In case the Company shall at any time (i) combine or subdivide the outstanding shares of Common Stock, or (ii) declare a dividend or distribution to its stockholders of its shares of Common Stock, which dividend or distribution is payable in Common Stock or


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rights convertible into Common Stock, the Purchase Price shall forthwith be proportionately increased or decreased, as the case may be.

                  (B) ADJUSTMENT IN NUMBER OF SHARES.

            Upon each adjustment of the Purchase Price pursuant to the provisions of this Section (7), the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

                  (C) If at any time after the date hereof, the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be adjusted to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the fair market value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the fair market value per share of Common Stock on the record date for the divided or distribution minus the amount


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allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be adjusted to equal: (i) the Purchase Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

            8. (A) RECLASSIFICATION, REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification, reorganization or other change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification, reorganization, change or exchange of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the assets or property of the Company, the Holder shall


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thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change (subject to further adjustment in accordance with the terms of this Warrant), consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants. It shall be a condition of any such merger, consolidation or sale that the surviving or successor corporation, as the case may be, expressly agree to be bound by the terms of this Warrant.

      (b) CHANGE OF CONTROL. Notwithstanding any provision to the contrary contained herein, if at any time (x) there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, (y) in excess of 50% of the Company's Board of Directors consists of directors not nominated by the prior Board of Directors of the Company, or (z) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as

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amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power (the events in the foregoing clauses (x), (y) and (z) collectively referred to as a "Change in Control Transaction"), then upon announcement by the Company or any other person of the proposal or commencement of any transaction or plan intended, or likely to, result in a Change in Control Transaction, this Warrant shall become immediately exercisable at the election of Holder.

      (c) PURCHASE PRICE ADJUSTMENT. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of this Warrant and listed in the Company's most recent periodic report filed under the Exchange Act) at an effective purchase price per share which is less than the fair market value (as defined above) of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the

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Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

            For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the adjustment shall be made at the time the Convertible Securities are converted, based upon the number of shares of Common Stock issued at the time of conversion.

            The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph, so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of Shares shall be the same as the aggregate Purchase Price in effect for the Shares subject to this Warrant just prior to such adjustments.

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            9. DEFINITION OF "COMMON STOCK." For the purpose of this Warrant, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock, $.008 par value, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section (7) hereof and all other provisions of this Warrant with respect to common Stock shall apply on like terms to any such other shares or other securities.

            10. TRANSFER TO COMPLY WITH THE ACT. This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  a. to a person who, in the opinion of counsel reasonably acceptable to the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without


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registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrants or Warrant Shares for his own account for investment purposes and not with a view to distribution, and in which such person agrees to comply with the provisions of this Section
(8) with respect to any resale or other disposition of such securities; or

                  b. to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition; or

                  c. to any person upon delivery to the Company of reasonable assurances that such transfer was made in accordance with the requirements of Rule 144 under the Act.

            11. NOTICE OF ADJUSTMENTS - NOTICES. Whenever the Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to the terms and provisions hereof, the Company promptly shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.


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            12. NOTICES. All notices, requests, consents and other
communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested.

            13. SUCCESSORS. All the covenants and provisions of this Warrant by or for the benefit of the Holder shall inure to the benefit of its successors and assigns hereunder.

            14. TERMINATION. This Warrant will terminate on any earlier date when it has been entirely exercised and all the Shares issuable upon exercise of this Warrant have been resold to the public.

            15. GOVERNING LAW. This Warrant shall be deemed to be made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

            16. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Warrant and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder. No course of dealing between or among any persons having any interest in this


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Warrant will be deemed effective to modify, amend or discharge any part of this
Warrant or any rights or obligations of any person under or by reason of this Warrant.

                                       RESPONSE USA, INC.

                                       By:
                                           ----------------------------
                                       Name:  Richard M. Brooks
                                       Title: President


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                             RESPONSE USA, INC.

                                 ASSIGNMENT FORM

               (To be signed only upon assignment of Warrant)

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________________
________________________________________________________________________________
(Name and address of assignee must be printed or typewritten) the rights of the undersigned represented by this Warrant, to the extent of ___ (_____) shares of Common Stock, $.008 par value, of Response USA, Inc. (the "Company") hereby irrevocably constituting and appointing ____________ Attorney to make such transfer on the books of the Company, with full power of substitution in the premises.

Dated: _________________, 199_      ______________________________________
                                    Signature of Registered Holder

Signature Guaranteed:

------------------------------------
                        Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever.


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                             RESPONSE USA, INC.

                                  PURCHASE FORM

RESPONSE USA, INC.

            The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, ___________ shares of Common Stock, $.008 par value per share, of Response USA, Inc. (the "Shares") provided for herein, and requests that certificates for the Shares be issued in the name of: _________________________________________________________
________________________________________________________________________________
(Please print name, address and social security number) and, if said number of Shares shall not be all the Share purchasable hereunder, that a new Warrant for the balance of the Shares purchasable under this Warrant be registered in the name of the undersigned Warrantholder or its Assignee as below indicated and delivered to the address stated below.

Dated:  ________________, 199_

Name of Warrantholder or Assignee:______________________________________________
                                                (Please print)

Address: _______________________________________________________________________

         _______________________________________________________________________

Signature: _____________________________________________________________________

                    Note: The above signature must correspond with the name as it appears upon the front page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.


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